EXHIBIT 23.1

                   CONSENT OF ARTHUR ANDERSEN LLP

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 12, 1997 included in Riviana Foods Inc.'s Form 10-K for the year ended June 29, 1997 and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

Houston, Texas
November 20, 1997